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                                                                   EXHIBIT 10.2

                             CONSULTING AGREEMENT


     This CONSULTING AGREEMENT ("Agreement"), dated as of June 29, 1998, is entered by and between DSP Group, Inc. (the "Company") and Millard Phelps ("Phelps").

     A. Phelps is a Director of the Company and has significant knowledge of its business. In addition, Phelps has considerable and long-standing experience in the area of corporate finance in both public and private financing matters.

     B. Phelps is willing to consult for the Company on the terms and subject to the conditions set forth in this Agreement.

     In consideration of the mutual promises, covenants and obligations contained herein, the parties agree as follows:

     1. CONSULTING SERVICES AND COMPENSATION. The nature of the services to be provided and the compensation of Phelps is as follows below in Sections 1(a), 1(b) and 1(c). In rendering such services to the Company, Phelps shall act as an independent contractor and not as an employee of the Company.

          a) SERVICES TO BE PROVIDED. Advice from time to time to the Company's Chairman of the Board in connection with identifying potential merger and acquisition candidates for the Company.

          b)   TIME OF SERVICE.    Eight months

                                   From May 1, 1998 to December 31, 1998

          c) COMPENSATION. The Company shall pay Phelps $4,000 per month, payable at the end of each month. In addition, the Company shall reimburse Phelps for all reasonable expenses he incurs in connection with his duties as a consultant pursuant to this Agreement. Class of air travel and other expenses shall be subject to the same reimbursement policies applicable to executive officers of the Company. Furthermore, Phelps may receive a bonus payment, the dollar amount of which is at the discretion of the Chairman of the Board or President of the Company, depending upon the results achieved from his consulting services.

     2. PROPRIETARY INFORMATION. The Company may provide Phelps with certain confidential, trade secret or proprietary information concerning the Company or its technology ("confidential information") to facilitate Phelps's duties. Phelps agrees to hold all such information in the strictest confidence and agrees that he will not use, or permit the use of, any information relating to the Company in a manner or for a purpose detrimental to the Company or otherwise than in connection with the transactions contemplated by this Agreement. In addition, Phelps agrees not to disclose, divulge, provide or make accessible any information relating to the Company without the Company's prior consent, unless such information is commonly known in the industry or


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is otherwise in the public domain.  Phelps also agrees to promptly return to the Company all original and duplicate copies of written materials containing information relating to the Company should this Agreement be terminated for any reason. The provisions of this Section 2 shall not affect any rights that Phelps may have to proprietary information of the Company pursuant to other arrangements with the Company.

     3. EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover from the losing party all fees, costs and expenses of such enforcement or interpretation, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     4.   MISCELLANEOUS.

          (a) ASSIGNMENT. Neither this Agreement nor any interest hereunder shall be assignable by either party.

          (b) ANNOUNCEMENTS. Phelps agrees that he will not make any public announcement concerning this Agreement without the prior written consent of the Company.

          (c) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          (d) ARBITRATION. In the event of any dispute, controversy or claim arising out of or relating to the interpretation, enforceability, performance, breach, termination or validity of this Agreement, including, without limitation, this Section 4(d), which cannot be settled amicably between the parties without undue delay, such dispute, controversy or claim shall be solely and finally settled by binding arbitration before a single arbitrator conducted in accordance with the commercial arbitration rules of the American Arbitration Association. The place of arbitration shall be San Francisco, California. The award of the arbitrator(s) shall be the sole and exclusive remedy between the parties regarding any and all claims and counterclaims with respect to the subject matter of the arbitrated dispute. An award rendered in connection with an arbitration proceeding pursuant to this Section 4(d) shall be final and binding upon the parties. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. sections 1-16, and judgment upon such an award may be entered and enforced in any court of competent jurisdiction. The arbitrator is not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any damages in excess of compensatory damages.

          (e) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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          (f)  TITLES AND SUBTITLES.  The titles and subtitles used in this
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          (g) AMENDMENT AND WAIVER. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Phelps. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or in any similar breach, default or noncompliance thereafter occurring.

          (h) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          (i) INTEGRATION. This Agreement sets forth the parties' mutual rights and obligations and is intended to be the final, complete, and exclusive statement of the terms of the parties' agreement. This Agreement supersedes all other prior and contemporaneous agreements and statements concerning the relationship between the parties and may not be contradicted by evidence of any prior or contemporaneous statements or agreements. To the extent that the practices, policies, or procedures of the Company, now or in the future, apply to Phelps and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


COMPANY:

DSP GROUP, INC.,                       MILLARD PHELPS
a Delaware corporation


By:  /s/ IGAL KOHAVI                   /s/ MILLARD PHELPS
   ------------------------------      ----------------------------------
Its:  Chairman

ADDRESS:                               ADDRESS:

3120 Scott Boulevard                   ----------------------------------------
Santa Clara, CA 95054                  ----------------------------------------
Tel.: (408) 986-4300                   Tel.:
Fax:  (408) 986-4442                         ----------------------------------
                                       Fax:
                                             ----------------------------------


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